Exhibit 99.2

NEXCEN BRANDS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on (a) the audited historical consolidated financial statements of NexCen Brands, Inc., a Delaware corporation (the “Company”), (b) the pro forma condensed consolidated financial statements of Bill Blass Holding Co., Inc. (“Bill Blass”) which was acquired by the Company on February 15, 2007, after giving effect to the sale by Bill Blass of Bill Blass, Ltd., a wholly owned subsidiary, (as more fully detailed in forms 8-K and 8-K/A filed on February 19, and May 8, 2007, respectively) and (c) the pro forma condensed consolidated financial statements of MaggieMoo’s International, LLC (“MaggieMoo’s”) and Marble Slab Creamery, Inc. (“Marble Slab”), the former acquired through merger and the latter through an asset purchase agreement, both effective February 28, 2007 (as more fully detailed in form 8-K and 8-K/A filed on March 3, and May 10, 2007 respectively). The unaudited pro forma condensed consolidated balance sheet includes pro forma information relating to the Waverly®, Gramercy ® and Village® brands (the “Brands”), the principal assets acquired pursuant to the Purchase Agreement (defined below), in lieu of historical financial information since, as more fully discussed below, the assets acquired had no carrying value on the books of F. Schumacher & Co. (“Schumacher”, the seller) and no liabilities were assumed. In addition, the pro forma condensed consolidated financial statements of operations includes the audited historical financial statement of revenues and direct expenses relating to the Brands’ assets acquired, and also includes the unaudited pro forma statement of operations of The Athlete's Foot Brands, LLC (“TAF”), which was acquired on November 7, 2006, as if that acquisition had occurred on January 1, 2006 and all respective items of income, expense and pro forma adjustments related thereto (which are more fully detailed in the Form 8-K filed on November 14, 2006) have been included for the full year ended December 31, 2006.

On May 2, 2007, the Company through its wholly owned subsidiary WV IP Holdings, LLC, completed the acquisition of intellectual property assets including primarily trademarks, copyrights, and license agreements relating to the Waverly®, Gramercy ® and Village® brands pursuant to an Asset Purchase Agreement ( the “Purchase Agreement”) with Schumacher for cash consideration of $34.025 million. At the closing, the Company also acquired all of the rights, title and interests of Ellery Homestyles, LLC (“Ellery”), a licensee of the Waverly brand used in connection with the manufacture and sale of home products, under a Right of First Refusal Agreement (“ROFR”) between Waverly Brand Acquisition LLC (an affiliate of Ellery) and Schumacher dated January 3, 2006 for cash consideration of $2.75 million and a warrant to purchase 50,000 shares of the Company’s common stock. The exercise price of the warrant is equal to $12.43, which was the closing price of the Company’s common stock on the day prior to the issuance of the warrant.

Schumacher did not manage the Brands as a stand-alone business as either a subsidiary or division, and therefore complete historical financial statements are not available with respect to the assets acquired. Additionally, because the intellectual and intangible property acquired by the Company was internally developed by the Schumacher, they had no carrying value in the historical balance sheets of Schumacher. Further, the assets acquired did not include any physical assets, accounts receivable, accounts payable or other working capital accounts, and no other liabilities were assumed in connection with the acquisition. Because there is no historical value to the assets acquired and no liabilities were assumed in connection with the acquisition, the audited historical statement of assets acquired and liabilities assumed has not been presented. The audited statement of revenues and direct expenses accompanying this 8-K/A includes unaudited supplemental information concerning the preliminary valuation of the assets acquired by the Company, which has been included in the presentation of the accompanying unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 is presented as if the acquisition had occurred on December 31, 2006. The unaudited condensed consolidated statements of operations for the year ended December 31, 2006 are presented as if the acquisition was effective January 1, 2006 and was carried forward through December 31, 2006. The unaudited pro forma condensed consolidated financial statements, which include adjustments relating to the acquisition are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have reported had the acquisition been completed on the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the consolidated companies.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in our annual report on form 10-K, our quarterly reports on Form 10-Q, the Form 8-K/A filed on May 10, 2007 for MaggieMoo’s and Marble Slab, the Form 8-K/A for Bill Blass filed on May 3, 2007, and the Form 8-K for TAF filed on November 14, 2006, along with the historical statement of revenues and direct expenses and accompanying notes of the Brands which are included as exhibits to this Form 8-K.

NEXCENBRANDS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2006

(in thousands, except per share data)

				Waverly/
			MaggieMoo's	Gramercy/
			And	Village
	NexCen	Bill Blass	Marble Slab	Brands		Pro Forma
	Historical	Pro Forma	Pro Forma	Pro Forma		Consolidated
Assets
Cash and cash equivalents	$83,536	$(36,119)	$(24,845)	$(9,475)	(a)	$13,097
Accounts receivable, net	2,042	1,401	640			4,083
Interest receivable	511	-	-	-		511
Prepaid expenses and other assets	2,210	1,160	699	-		4,069
Restricted cash	1,298	-	2	-		1,300
Assets held for sale	-	-	728	-		728
Property and equipment, net	389	323	77	-		789
Trademarks and goodwill	64,607	53,190	39,689	36,650	(b)	194,136
Intangible assets	3,792	779	1,814	450	(b)	6,835
Total assets	$158,385	$20,734	$18,804	27,625		$225,548

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$3,235	$2,370	$3,002	200	(c)	$8,807
Other current liabilities	6,002	-	10,386	-		16,388
Other liabilities	2,535	-	2,954	-		5,489
Long term debt	-	-	-	27,300	(d)	27,300
Minority interest	-	2,771	-	-		2,771
Total liabilities	11,772	5,141	16,342	-		60,755

Stockholders’ equity	146,613	15,593	2,462	125	(e)	164,793
Total liabilities and stockholders' equity	$158,385	$20,734	$18,804	27,625		$225,548

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

NEXCEN BRANDS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2006

(in thousands, except per share data)

			NexCen
			Historical and
		Previously	Previously	Waverly/
		Acquired	Acquired	Gramercy/
	NexCen	Entities	Entities	Village	Pro Forma		Pro Forma
	Historical	Pro Forma	Pro Forma	Brands	Adjustments		Consolidated
Revenues
Royalty revenues	$1,175	$21,561	$22,736	6,314	$-		$29,050
Franchise fee revenues	749	5,963	6,712		-		6,712
Total revenues	1,924	27,524	29,448	6,314	-		35,762

Operating expenses
Selling, general and
administrative expenses	6,082	15,021	21,103	3,693	-		24,796
Professional fees	1,149	1,381	2,530	-	-		2,530
Depreciation and amortization	471	614	1,085	-	102	(b)	1,187
Stock based compensation	1,632	-	1,632	-	-		1,632
Restructuring charge	1,079	-	1,079	-	-		1,079
Total operating expenses	10,413	17,016	27,429	3,693	102		31,224

Operating (loss) income	(8,489)	10,508	2,019	2,621	(102)		4,538

Other income (expense)
Interest income	2,637	900	3,537	-	-		3,537
Interest expense	-	-	-	-	(2,187)	(d)	(2,187)
Other	700	742	1,442	-	-		1,442

Income (loss) from continuing operations before income taxes	(5,152)	12,150	6,998	2,621	(2,289)		7,330
Income tax expense	81	37	118	-	-	(f)	118

Income (loss) from continuing operations	$(5,233)	$12,113	$6,880	$2,621	$(2,289)		$7,212

Income (loss) per share from continuing operations
Basic	$(0.11)						$0.15

Diluted	$(0.11)						$0.15

Weighted average shares outstanding
Basic shares	45,636						48,062
Diluted shares	45,636						48,802

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

NEXCEN BRANDS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRO FORMA PRESENTATION (in thousands, except per share amounts)

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 are based on the historical financial statements of the Company, the pro forma condensed consolidated financial statements of MaggieMoo's and Marble Slab which were acquired by the Company on February 28, 2007 as detailed below, and the pro forma condensed consolidated financial statements of Bill Blass which was acquired by the Company on February 15, 2007, all after giving effect to certain other assumptions and adjustments described in the notes herein. The pro forma condensed consolidated financial statements of operations also include the unaudited pro forma statement of operations of TAF, which was acquired on November 7, 2006, as if that acquisition had occurred on January 1, 2006 and all respective items of income, expense and proforma adjustments related thereto (which are more fully detailed in the Form 8-K filed on November 14, 2006) have been included for the full year ended December 31, 2006.

Bill Blass (Pro Forma):
On February 15, 2007, the Company acquired the outstanding stock of Bill Blass Holding Co., Inc. and certain subsidiaries which comprise the intellectual property-centric assets, liabilities, and operations of the Bill Blass® brand for initial consideration of approximately $54 million as more fully described in Form 8-K/A filed on May 3, 2007. The unaudited pro forma condensed consolidated balance sheets include a column labeled “Bill Blass - Pro Forma” reflecting the intellectual property-centric assets and liabilities of Bill Blass which were acquired. The unaudited pro forma condensed consolidated statements of operations include a column labeled “Previously Acquired Entities - Pro Forma” which include the operations of Bill Blass which were acquired.

MaggieMoo’s and Marble Slab (Pro Forma):
On February 28, 2007, the Company: a) through its wholly owned subsidiary MM Acquisition Sub, LLC, merged with MaggieMoos for initial consideration of approximately $16.4 million and b) completed the purchase of substantially all of the franchising system related assets of Marble Slab for initial consideration of $21.0 million, both as more fully described in Form 8-K/A filed on May 10, 2007. The unaudited pro forma condensed consolidated balance sheets include a column labeled “MaggieMoos and Marble Slab - Pro Forma” reflecting the assets and liabilities of MaggieMoos and Marble Slab were acquired. The unaudited pro forma condensed consolidated statements of operations include a column labeled “Previously Acquired Entities - Pro Forma” which include the operations of MaggieMoo’s and Marble Slab which were acquired.

TAF (Pro Forma):
On November 7, 2006 the Company completed the acquisition of TAF and certain nominal fixed assets owned by an affiliate of TAF as more fully described in Form 8-K filed on November 14, 2006. The historical balance sheet of the Company at December 31, 2006 includes the assets and liabilities of TAF. The historical statement of operations includes the elements of income and expense of TAF for the period November 7, 2006 to December 31, 2006. The accompanying unaudited pro forma condensed consolidated statements of operations includes a column labeled “Previously Acquired Entities - Pro Forma” which: (a) eliminates the effect of the TAF interim period on the full year historical statement of operations of the Company, (b) includes the full year statement of operations (unaudited) of TAF, and (c) includes pro forma adjustments of interest and amortization expenses relating to TAF as more fully described in the accompanying notes. The details with respect to the TAF (Pro Forma) condensed consolidated statement of operations are detailed more fully in the Form 8-K filed on November 14, 2006.

Pro Forma Adjustments:
The column labeled “Waverly, Gramercy, and Village Brands Pro Forma” in the accompanying unaudited pro forma condensed consolidated balance sheet and the column labeled “Pro Forma Adjustments” in the accompanying unaudited pro forma condensed consolidated statement of operations, include the pro forma effects of the Acquisition, as more fully described in the notes herein.

The Company accounts for acquisitions under Financial Accounting Standards Board Statement No. 141, Business Combinations (“SFAS 141”). Under SFAS 141, the Company will allocate the purchase price of the Waverly, Gramercy and Village Brands to the estimated fair value of the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. As previously discussed, no tangible assets were acquired or liabilities were assumed in connection with the Acquisition. The Company's management has made certain assumptions and estimates in determining the purchase price and preliminary allocation of the estimated purchase price in the unaudited pro forma condensed consolidated financial statements.

The Company anticipates that it will be able to utilize available tax loss carryforwards to offset substantially all reported pro forma income as a result of the acquisition. Consequently, no income tax expense is recorded in the unaudited pro forma condensed consolidated financial statements

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the consolidated companies.

The allocation of the purchase price used in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon the finalization of the valuation of the Brands acquired. The final determination of the allocation of the purchase price will be based on the actual intangible assets that exist at the acquisition date. The final valuation of identifiable intangible assets and their estimated useful lives may change from the Company's preliminary estimates, which could result in a material change to the amortization of intangible assets. Additionally, although no liabilities were assumed in connection with the Acquisition, any non-indemnified future claims made against the Company in connection with the Brands may have an effect on the final determination of the allocation of the purchase price.

Initial Purchase Price

The total initial purchase price is comprised of:

Cash	$36,775
Fair market value of warrants	125
Transaction costs	200
Total purchase price	$37,100

Fair value of warrants issued:
The company issued a warrant to purchase 50,000 shares of its common stock at a price of $12.43 in connection with the acquisition. The warrant expires 10 years from date of issuance, which was the closing date. For financial reporting purposes, and in accordance with SFAS 141 and related guidance thereto, the fair value of immediately exercisable warrants issued as consideration in connection with the acquisition is included as part of the initial purchase price. The estimated fair market value of the warrants is approximately $125.

Transaction costs:
Acquisition related transaction costs of $200 include the Company's estimate of investment banking fees, legal and accounting fees and other external costs related to the acquisition.

Preliminary Purchase Price Allocation

The total initial purchase price was allocated to the Brands based on their estimated fair values as of March 10, 2007. The excess of the purchase price over the identifiable intangible assets will be recorded as goodwill. Based upon a preliminary valuation, the total initial purchase price is allocated as follows:

Trademarks and copyrights	$32,000
License agreements	450
Goodwill	4,650
Total purchase price	$37,100

Identifiable intangible assets: Identifiable intangible assets acquired include primarily trademarks, copyrights and existing license agreements. Trademarks include the Waverly, Gramercy, Village and derivative marks and logos that are registered worldwide. Copyrights cover unique designs associated with the Brands. License agreements represent existing contract relationship with licensees for the manufacture and distribution of home products under the Waverly, Gramercy and Village brands.

Goodwill: Goodwill represents the excess of the purchase price and transaction costs in excess of the net tangible and identifiable intangible assets acquired. Changes in the carrying amounts of net identifiable tangible assets between December 31, 2006 and the closing of the Purchase Agreement will result in changes to the portion of the purchase price allocated to goodwill.

PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated financial statements:

(a)
Cash and cash equivalents - The Company paid $36,775 to acquire the Brands and the ROFR which was offset by the receipt of $27,300 borrowed under the Company’s credit facility to partially fund the transaction.

(b)	Goodwill and trademarks and intangible assets- To record the difference between the preliminary fair value and the historical amounts of intangible assets as follows:

					Estimated
	Historical	Preliminary	Increase	Annual	Useful
	Amount, net	Fair Value	(Decrease)	Amortization	Life

Trademarks	$-	$32,000	$32,000	$-
Goodwill	-	4,650	4,650	-
Sub-total	-	36,650	36,650	-

License Agreements	-	450	450	102	1-5 years
	$-	$37,100	$37,100	102

Historical amortization related to the Brands				-

Net increase in amortization				$102

(c)	Accrued expenses- Estimated transaction costs of $200 were accrued at closing.

(d)
Long term Debt- The Company borrowed $27,300 under its credit facility to finance the acquisition. Interest is calculated at LIBOR plus 2.65% and is adjusted quarterly. Pro forma interest is calculated at 8.1%, which is the rate in effect at the time of the borrowing. A 1/8% change in the interest rate would result in a change to net income before taxes of $33.

(e)	Stockholders’ equity - The company issued 50,000 warrants with an estimated market value of $125 in connection with the transaction

(f)
Income taxes - The Company has federal income tax loss carry forwards available of approximately $777 million at December 31, 2006 that expire between 2011 and 2026. The Company anticipates that it will be able to utilize these tax loss carry forwards to substantially reduce or eliminate any federal income tax liability relating to the income of the Brands, and no pro forma provision for income taxes has been recorded.

PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share are based on the weighted average number of shares of the Company’s common stock outstanding and are adjusted for additional common stock issued in connection with previous acquisitions:

Pro forma EPS detail:	Year Ended
December 31,
2006
Basic, as reported	45,636
Stock issued in connection with previous acquisitions	2,426
Basic, pro forma	48,062

Diluted, as reported	45,636
Adjustment to diluted shares original reported	740
Stock issued in connection with previous acquisitions	2,426
Diluted, pro forma	48,802

PREVIOUSLY ACQUIRED ENTITIES (PRO FORMA):

Previously Acquired Entities (Pro Forma) for the year ended December 31, 2006 is calculated as follows:

NEXCEN BRANDS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS OF PREVIOUSLY ACQUIRED ENTITIES

For the Year Ended December 31, 2006

(in thousands, except per share data)

	To Exclude:	To Include:					Previously
	TAF For the	TAF For the		MaggieMoo's			Acquired
	Year Ended	Year Ended		and			Entities
	Dec. 31,	Dec. 31,	Bill Blass	Marble Slab	Pro Forma		Pro Forma
Account	2006	2006	Acquired	Acquired	Adjustments		Consolidated
Revenues		(Unaudited)

Royalty revenues	$(1,175)	$7,140	$6,687	$6,073	$2,836	(1)	21,561
Franchise fee revenues	(749)	2,382	-	4,330	-		5,963
Food sales	-	-	-	2,342	(2,342)	(2)	-
Total revenues	(1,924)	9,522	6,687	12,745	494		27,524

Operating expenses (income)
Cost of sales	-	-	-	620	(620)	(2)	-
Selling, general and administrative	(724)	3,576	2,228	11,671	(1,730)	(2)	15,021
Professional fees	-	-	700	681	-		1,381
Depreciation and amortization	(22)	1,266	1,452	265	(2,347)	(3)	614
Total operating expenses	(746)	4,842	4,380	13,237	(4,697)		17,016

Operating (loss) income	(1,178)	4,680	2,307	(492)	5,191		10,508

Other income (expense)
Interest expense	-	(4,738)	(1,653)	(56)	6,447	(4)	-
Interest income	(4)	862	142	42	(142)	(4)	900
Other	-	-	-	742	-		742

Income from continuing operations
before income taxes	(1,182)	804	796	236	11,496		12,150

Income tax expense (benefit)	(289)	326	1,134	67	(1,201)	(5)	37

Net income from continuing operations	$(893)	$478	$(338)	$169	$12,697		$12,113

Pro Forma Adjustments: Previously Acquired Entities- includes the following pro forma adjustments applicable to the statements of operations of TAF, Bill Blass, MaggieMoo’s and Marble Slab for the year ended December 31, 2006 (the basis of which are more fully described in the Form 8-K filed on November 14, 2006, the Form 8-K/A filed on May 2, 2007, and the Form 8-K/A filed on May 10, 2007).

(1) Royalty income:
Guaranteed royalties- New Agreement	$5,000
Historical royalties and fees under licenses for substantially identical products and categories	2,164
Pro forma adjustment - royalties	$2,836

This adjustment represents the excess of the minimum annual guaranteed royalty as specified in the New Agreement over the royalty income earned and included in the historical financial statements for the same product categories licensed under then existing agreements.

(2) Retail operations:
Food Sales		$2,342
Less: Cost of goods sold		(620)
Operating expenses		(1,730)
Pro forma adjustment- retail operations	$	(8)

To reflect the divestiture of MaggieMoo’s and Marble Slab owned and operated retail stores

(3) Depreciation and amortization:
Depreciation and amortization of intangibles and other assets for the year ended December 31, 2006	$(2,788)
Depreciation and amortization of intangibles and other assets under NexCen Brands, Inc.	441
Pro forma adjustment- depreciation and amortization	$(2,347)

The Company has evaluated the estimated useful lives of trademarks to be acquired based on an analysis of ongoing revenue associated with TAF’s, MaggieMoo’s and Marble Slab’s existing franchise agreements and Bill Blass’ expected revenues from products currently and potentially licensed.

(4) Interest expense and interest income:
Interest expense for the year ended December 31, 2006	$(6,447)
Elimination of interest expense due to no assumption of debt or repayment of debt upon acquisitions	-
Pro forma adjustment- interest expense	$(6,447)

Interest income for the year ended December 31, 2006	$	(142)
Elimination of interest income due to the Company not acquiring interest in Blass’ restricted cash		-
Pro forma adjustment- interest income	$	(142)

(5) Income tax expense (benefit)- the Company has federal income tax loss carryforwards available of approximately $777,000 at December 31, 2006 that expire between 2011 and 2026. The Company anticipates that it will be able to utilize these tax loss carryforwards to substantially reduce or eliminate any federal income tax liabilities relating to the income of TAF, Bill Blass, MaggieMoo’s and Marble Slab. The historical amount of income taxes reflected in the unaudited pro forma consolidated statements of operations of all the entities has been eliminated.